Exhibit 99.1

PROXY                                                 For an Annual Meeting of Shareholders of                                                  PROXY

ADA-ES, INC.

Proxy Solicited on Behalf of the Board of Directors

This proxy will be voted in respect of the matters listed in accordance with the choice, if any, indicated in the spaces provided. If no choice is indicated, the proxy will be voted for such matter. If any amendments or variations are to be voted on, or any further matter properly comes before the Meeting, to the extent permitted by law, this proxy will be voted according to the best judgment of the person voting the proxy at the Meeting. This form should be read in conjunction with the accompanying Notice of Meeting and Proxy Statement/Prospectus.

NOTES:

1. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. If no date is stated by the shareholder(s), the Proxy is deemed to bear the date upon which it was mailed by management to the shareholder(s).

2. To be valid, this Proxy form, duly signed and dated, must arrive at the office of the Company’s transfer agent, Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any postponement or adjournment thereof.

The undersigned shareholder of ADA-ES, Inc. (the “Company”) hereby appoints Michael D. Durham and W. Phillip Marcum or, failing them, Mark H. McKinnies, as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the “Meeting”) to be held at the Company’s offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129 on Thursday, June 13, 2013, at 9:00 a.m. (local time), and at any postponement or adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the Meeting.

THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS PROPOSED BY THE COMPANY:

1. PROPOSAL TO APPROVE THE REORGANIZATION PROPOSAL TO REINCORPORATE IN DELAWARE AND TO APPROVE THE RELATED REORGANIZATION AGREEMENT:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

2. PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS:

Nominees:

Kim B. Clarke

Michael D. Durham

Alan Bradley Gabbard

Derek C. Johnson

W. Phillip Marcum

Mark H. McKinnies

Robert E. Shanklin

Jeffrey C. Smith

Richard J. Swanson

[    ] FOR ALL NOMINEES

[    ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[    ] FOR ALL NOMINEES, EXCEPT THE FOLLOWING:

3. PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

4. PROPOSAL TO APPROVE THE FREQUENCY UPON WHICH THE COMPANY WILL SEEK AN ADVISORY VOTE TO APPROVE THE COMPANY’S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

5. PROPOSAL TO APPROVE THE COMPANY’S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

6.To the extent permitted by law, consider and vote upon such other matters as may properly come before the Meeting or any postponement or adjournment thereof.

Dated this             day of                 , 2013.

Signature of Shareholder(s)

(Please print name of Shareholder[s])

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.